Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated April 28, 2023, relating to the financial statements of SatixFy Communications Ltd. for the year ended December 31, 2022 included in Annual Report on Form 20-F/A of SatixFy Communications Ltd.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm
May 1, 2023